                                                                EXHIBIT 10.14(A)

                              JACK IN THE BOX INC.
                            RESTRICTED STOCK AWARDS
                      UNDER THE 2002 STOCK INCENTIVE PLAN
                         SUMMARY AS OF OCTOBER 3, 2004

Awardee                Number of Shares Awarded        Award Date
-------------------    ------------------------    ------------------
John Hoffner                    55,000               November 8, 2002
Linda Lang                      55,000               November 8, 2002
Larry Schauf                    50,000               November 8, 2002
Carlo Cetti                     29,600               November 8, 2002
David Theno                     28,000               November 8, 2002
Gary Beisler                    25,000              February 14, 2003
Richard Pugh                    10,000                 August 1, 2003
Linda Lang                      35,000             September 10, 2004